Exhibit 10.2

Credits and Debts Transfer Agreement

Party A: Henan Province Pingdingshan Hongli Coal & Coking Co., Ltd.

Baofeng Coking Factory of Henan Province Pingdingshan Hongli Coal & Coking Co., Ltd.

Party B: Wuhan Guangyao New Energy Automobile Operation Co., Ltd

To properly address the matter of Party A’s credits and debts, Party A and Party B reached following credits and debts transfer agreement for compliance after negotiation:

I.	Party A and Party B confirm that: as of December 31, 2015, Party A’s credits (advance payments and accounts receivables) are RMB 254,160,210.59; Party A’s debts (account payables) are RMB 274.167,269.37. See attachment for details.

II.	Party A and Party B agree that, Party A’s credits and debts are transferred to Party B in a lump sum. Party B will conduct the collection and the clearance by itself. The payment collected by Party B will be used to repay Party A’s debts. Party B shall pay off the remaining debts of 20,007,058.78 on behalf Party A. Party A shall compensate Party B regarding this amount.

III.

The balance between Party A’s debts and credits which is 20,007,058.78 will be paid off by Party B on behalf of Party A. Party A shall pay off Party B within 6 months after this agreement becomes effective. If it is not paid off timely, Party B has the right to charge Party A at an annual interest rate of 4.5% for the then unpaid amount after 6 months of the effective date of this agreement, until it is cleared.

IV.	Party B is responsible to discuss and negotiate with Party A’s creditors and debtors, and get unanimous consents from the creditors and debtors including Bairui Trust Co., Ltd. Party B is responsible for arbitration and lawsuits with other creditors and debtors during the performance process of this agreement, and enforce the decisions of arbitration and lawsuits.

V.	Representations and Warranties:

A.	Party A represents and warrants:

1.            It was legally incorporated with valid existence, has the right to conduct the transfer of credits and debts under this agreement, and has the capability to bear civil responsibility independently.

2.            The credits and debts it transfers are legal and effective credits and debts.

3.            After this transfer agreement is signed and becomes effective, Party B will proceed according to the agreement provisions and parties will not have any legal relationship regarding the credits and debts.

4.            Please see the attachment for the details of Party A’s credits and debts as of December 31, 2015.

B.	Party B represents and warrants:

1.            It was legally incorporated with valid existence, has the right to accept the credits under this agreement and has the capability to bear civil responsibility independently.

2.            Its acceptance of the credits and the debts under this agreement has been authorized or approved by its internal authority organization.

3.            After Party B receives the credits and the debts, it shall also receive relevant obligations caused by the credits and the debts.

4.            Before Party B receives the credits and the debts, it has fully understood all content of the credits and the debts, and its authenticity has been fully understood by Party B.

VI.	If this agreement is invalid or cancelled, Party B will still perform its obligations according to the original agreement and other legal documents.

VII.	All parties agree, if one party violates its representations or warranties made in this agreement or any other obligations, so the other party suffers or happens loss, damage, claim or responsibility, the violating party shall fully compensates the suffering party.

VIII.	This agreement is effective after Party A and Party B sign and seal.

IX.	Parties can enter into supplemental agreement for other matters, which shall not contradict with this agreement.

X.	This agreement is made in duplicate, one original for each party hereto.

Party A (official seal):

Party B (official seal):

January 10, 2016

Credits Details (Sum)

Accounts Receivables	Amount as of December 31, 2015
Lengshuijiang Hehua Material Trade Co.	38,632.12
Pingxiang Pinggang Steel Co. Ltd.	25,021.14
Tongling City Fuxin Steel Co. Ltd.	28,898.29
Wuhan Zhengtong Industry and Trade Co.	1,808.22
Zhenzhou Baonuo Commerce and Trade Co. Ltd.	2,190.10
Guisheng Li	264,419.92
Wenzhong Wang	195,106.24
Fashun Wang	906,005.31
Xiangbin Cheng	241,689.44
Fulong Industrial Co. Ltd.	19,145,044.62
Jingfeng Co.	18,233,591.96
Wuhan Zhongli Group Coal Co.	5,658,827.71
Pingdingshan Hongxin Industrial Co.	13,662,950.88
Lujiang Ceramics	34,109,017.12
Wuhan Tieying Trad Co. Ltd.	785.015.16

Total of Account Payable	93,298,218.53

Advance Payments	Amount as of December 31, 2015
Shenhuo National Trade	1,161,770.46
Yuzhou Tianyuan Coal Industrial	1,348,184.38
Xianfeng Coal Mine	1,378,326.00
Pingdingshan Tian’an Seven Mine	1,725,852.02
Taihong Coal Washery	2,138,905.06
Ruzhou City Xiaotun Jialingnan Coal Mine	1,891,589.18
Hongfeng Coal Washery	3,009,073.43
Zhongtian Xin	3,190,252.51
Sanmenxia Yinghao	3,008,733.72
Shanxi Xiansheng Industry and Trade Co. Ltd. Jiayu	6,065,450.52
Qinghai Jinduke Industry and Trade Co. Ltd.	2,908,829.89
Gansu Senbao Commerce and Trade Co. Ltd.	6,489,844.89

Total of Account Payable	34,316,812.06

900,000 Tons Project	Amount as of December 31, 2015
Hongxin Logistics Three Supplies and One Leveling	15,220,000.00
Hazhong Machinery	1,300,910.00
Dalian Huarui Heavy Industry Machine Manufacture	22,600,000.00
Botou Coal and Gas Chemistry Industry Equipment Manufacture	2,430,000.00
Henan Hongyang Construction	26,000,000.00
Luohe Construction Project Team	17,424,270.00
Pingdingshan Chenlong Cement Co. Ltd.	15,000,000.00
Henan Tongye Trade Co. Ltd.	14,650,000.00
Zhenzhou Quanwan Commerce and Trade Co. Ltd.	7,000,000.00
Zhenzhou Dayu Refractory Materials Ltd.	4,920,000.00

Total	126,545,180.00

Credit Sum	254,160,210.59

Credits Details (Sum)

Accounts Payable	Amount as of December 31, 2015
Hengyuan Commerce and Trade Co.	8,252.32
Jiyuan Industry and Commerce	2,012.80

Total of Account Payable	10,265.12

Deposit Received	Amount as of December 31, 2015
Huaneng Huaiyin Second Electricity Co. Ltd.	332,423.30
Pingdingshan Fengyuan Coal Industry	158,151.97

Total of Advance Payment	490,575.27

Other Account Payable	Amount as of December 31, 2015
Baofeng Finance Bureau-Land Certificate Process	2,907,600.00
Shenzhen City Dingyuanhe Co.	1,000,000.00
Henan Changyu Industrial	6,301,900.00

Total of Other Payable	10,209,500.00

Bairui Principal and Interest	Amount as of December 31, 2015
Bairui Principal	258,000,000.00
Bairui Interest	5,456,928.98

Total	263,456,928.98

Debt Sum	274,167,269.37